EXHIBIT 23.3

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


As independent certified public accountants, we hereby consent to the incorporation by reference in this registration statement of our report dated December 10, 1997 included in the Company's Form 10-KSB for the year ended September 30, 1997 and to all references to our firm included in this registration statement.

ARTHUR ANDERSEN LLP

Miami, Florida,
October 15, 1998.